Exhibit 10.4

EMPLOYMENT TERMINATION AND RELEASE AGREEMENT

This Employment Termination and Release Agreement (the “Agreement”) is entered into as of February 21, 2017 by and between Karen Chapman (“Employee”) OncoCyte Corporation (“OncoCyte”) and BioTime, Inc. (“BioTime”).

Recitals

A.            Employee is resigning as an officer and employee of OncoCyte, BioTime and any applicable BioTime subsidiaries for which she may have performed services.

B.            OncoCyte, BioTime, and Employee wish to provide for a resolution of any claim that Employee may have against OncoCyte, BioTime and BioTime subsidiaries.

Based on these recitals, the parties agree as follows:

Agreement

1.             Employment Termination Arrangements.

(a)          Employee agrees that her employment with OncoCyte, BioTime, and each of BioTime’s subsidiaries, if any, for which Employee performed services or by which she was employed (each a “Related Company”) will terminate effective at the close of business on March 22, 2017 (the “Termination Date”) as a result of her resignation.  Employee agrees that (i) she has been paid in full for all salary, wages, bonus payments (if any), accrued sick leave, accrued vacation, paid time off, and other compensation (collectively, “Compensation”) owed by OncoCyte, BioTime and any Related Company pursuant to her existing Employment Agreement dated as of April 1, 2011 and any other agreement or arrangement (written or oral) that may exist between Employee and OncoCyte, BioTime and any Related Company (the “Employment Agreement”) through the date of this Agreement, and (ii) BioTime and the Related Companies will not owe Employee any further or additional Compensation of any kind after the date of this Agreement.  Employee agrees that the only additional or further Compensation that OncoCyte will owe Employee after the date of this Agreement will be regular installments of her regular OncoCyte base salary through the Termination Date, any paid time off from OncoCyte remaining unused or unpaid on the Termination Date, coverage by any OncoCyte employee benefit plans available for all OncoCyte employees generally through the Termination Date, and the bonus payment referenced in Section 1(b) below.  Employee acknowledges and agrees that she is entitled to receive no other payments, benefits, or Compensation of any kind from OncoCyte, BioTime or any Related Company for services as an officer or employee of OncoCyte, BioTime or any Related Company.

(b)          Employee agrees that she will be using paid time off days from March 13 through March 22, 2017 and that she will receive payment for any remaining unused paid time off days from OncoCyte in her final paycheck in accordance with OncoCyte’s regular practices.

(b)          OncoCyte agrees that Employee shall receive from OncoCyte an annual bonus in the amount of $69,000 based on her performance as an OncoCyte employee, which shall be paid on or about March 10, 2017.  Employee agrees that she is not entitled to receive a bonus from BioTime or any Related Company or a bonus in excess of $69,000 from OncoCyte.

(c)          Employee, BioTime and OncoCyte agree that execution and delivery of this Agreement by Employee shall constitute the 30 day notice of resignation required by her Employment Agreement, and that she is resigning in all capacities as an officer or employee of OncoCyte, BioTime and any Related Company for which she may have been employed or performed services.

(d)          Employee currently holds the following employee stock options that were granted by OncoCyte, BioTime, or certain Related Companies:

OncoCyte Options
Grant Date	Adjusted Strike Price for Reverse Stock Split	O/S After Reverse Stock Split	Vesting Start date	Vested as of DOT*	Unvested and forfeited immediately at DOT*	Cancelled if not exercised by February 28, 2018
4/1/2011	$ 1.50	200,000	4/1/2011	200,000	-	200,000
1/9/2015	$ 2.20	100,000	1/9/2015	54,166	45,834	54,166
2/16/2016	$ 3.06	60,000	2/16/2016	16,250	43,750	16,250
				270,416	89,584	270,416

BioTime Options
Grant Date	Exercise Price	Total Granted	Vesting Start date	Vested as of DOT*	Unvested and forfeited immediately at DOT*	Cancelled if not exercised in 90 days
9/1/2011	$ 4.61	10,000	9/1/2011	10,000	-	10,000
2/202013	$ 4.22	25,000	1/1/2013	25,000	-	25,000
3/20/2014	$ 3.51	25,000	3/20/2014	18,750	6,250	18,750-
				53,750	6,250	53,750

ReCyte Therapeutics, Inc. Options
Grant Date	Exercise Price	Total Granted	Vesting Start date	Vested as of DOT*	Unvested and forfeited immediately at DOT*	Cancelled if not exercised in 90 days
7/1/2012	$ 2.05	50,000	7/1/2012	50,000	-	50,000

OrthoCyte Corporation Options
Grant Date	Exercise Price	Total Granted	Vesting Start date	Vested as of DOT*	Unvested and forfeited immediately at DOT*	Cancelled if not exercised in 90 days
7/1/2012	$ 0.08	50,000	7/1/2012	50,000	-	50,000

*DOT means Termination Date

As a result of Employee ceasing to be an employee of OncoCyte and BioTime, and any Related Companies, under the terms of the applicable stock option plans of OncoCyte, BioTime, and Related Companies that have granted stock options to Employee, and the stock option agreements governing those stock options, Employee’s stock options that have not vested on or before the Termination Date shall expire upon the termination of her employment on the Termination Date, and except as otherwise provided in Section 3 of this Agreement with respect to vested OncoCyte stock options, her vested stock options shall expire ninety (90) days after the Termination Date unless exercised by Employee by that date.

2.             Tax. Employee shall be responsible for the payment of all income taxes arising from any exercise of her stock options and sale of the common stock issued upon exercise.

3.             Special OncoCyte Stock Option Amendment; Lock-Up Agreements.

(a)          In consideration of Employee entering into this Agreement and performing her obligations and covenants under this Agreement, including but not limited to the provisions of paragraph (b) of this Section 3, OncoCyte agrees that Employee’s OncoCyte stock options are amended as follows:

(i)          The expiration date of the OncoCyte stock options that are vested on the date of this Agreement and any stock options that vest from the date of this Agreement through the Termination Date is extended to 5:00 p.m. Pacific Time on February 28, 2018, subject to Employee’s full and timely performance of all of her obligations and covenants under this Agreement;

(b)          As an inducement for OncoCyte agreeing to extend the expiration date of Employee’s OncoCyte vested stock options, Employee hereby acknowledges and agrees that during the “Lock-Up Period” Employee will not, without the prior written consent of OncoCyte (which consent may be granted or withheld in OncoCyte’s sole discretion): (i) offer, sell, contract to sell (with the exception that Employee may enter a 10b5-1 planned sale agreement during the Lock-Up Period, so long as the sale of the Lock-up Shares does not occur during the Lock-up Period and planned sale of Locked-up Shares commences after Lock-up Period is over), pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any “Lock-Up Shares;” and (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that Employee has or may have hereafter to require OncoCyte to register under the Securities Act of 1933, as amended (the “Act”) Employee’s sale, transfer or other disposition of any of the Lock-Up Shares. As used in this Agreement, “Lock-Up Shares” means OncoCyte stock options held by Employee as defined by the table below:

OncoCyte Options
Grant Date	Adjusted Strike Price for Reverse Stock Split	O/S After Reverse Stock Split	Vesting Start date	Vested as of DOT*	Unvested and forfeited immediately at DOT*	Cancelled if not exercised by February 28, 2018
4/1/2011	$ 1.50	200,000	4/1/2011	200,000	-	200,000
1/9/2015	$ 2.20	100,000	1/9/2015	54,166	45,834	54,166
2/16/2016	$ 3.06	60,000	2/16/2016	16,250	43,750	16,250
				270,416	89,584	270,416

“Lock-Up Shares” only applies to OncoCyte stock options held by Employee and excludes any stock options or shares held by spouse.

As used in this Agreement, “Lock-Up Period” means a period of time commencing on the date of this Agreement and ending at 5:00 p.m. Pacific Time on May 31, 2017. The foregoing restrictions under this paragraph are expressly agreed to preclude Employee from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than Employee. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares. Notwithstanding Employee’s agreement not to make any Disposition during the Lock-Up Period, the foregoing restrictions under this paragraph shall not apply to: (i) any transfers made by Employee by will or intestate succession upon the death of Employee, or (ii) a transfer to OncoCyte in connection with the exercise of any OncoCyte stock option, or (iii) any transfers made by the spouse of the Employee of options or shares currently held in his name. Employee may enter a 10b5-1 planned sale agreement during the Lock-Up Period, so long as the sale of the Lock-up Shares does not occur during the Lock-up Period and planned sale of Locked-up Shares commences after Lock-up Period is over.

(c)          Employee acknowledges and agrees that she will promptly comply in all respects with Section 6 of her Employment Agreement by returning to OncoCyte, BioTime and all Related Companies (i) all equipment and other property belonging to OncoCyte, BioTime and the Related Companies, (ii) all originals and copies of Confidential Information as defined in her Employment Agreement, and (ii) any and all other documents, information, and other items referenced in Section 6 of her Employment Agreement, to the extent any of the foregoing have not been returned to OncoCyte, BioTime, and all Related Companies on or before the Termination Date.

4.             Confidential and Proprietary Information.

(a)          During her employment with OncoCyte and BioTime, Employee had access to trade secrets and confidential information of OncoCyte, BioTime and certain Related Companies. Confidential Information means all information and ideas, in any form, relating in any manner to matters such as: products; formulas; technology and know-how; inventions; diagnostic test development and trial plans and data; clinical trial development plans and data, business plans; marketing plans; the identity, expertise, and compensation of employees and contractors; systems, procedures, and manuals; customers; suppliers; joint venture partners; research collaborators; licensees; and financial information. Confidential Information also shall include any information of any kind, whether belonging to OncoCyte, BioTime, a Related Company, or any third party, that OncoCyte, BioTime, or a Related Company has agreed to keep secret or confidential under the terms of any agreement with any third party. Confidential Information does not include: (i) information that is or becomes publicly known through lawful means other than unauthorized disclosure by Employee; (ii) information that was rightfully in Employee’s possession prior to this employment with OncoCyte or BioTime and was not assigned to OncoCyte, BioTime, or a Related Company, or was not disclosed to Employee in Employee’s capacity as an employee or other fiduciary of OncoCyte, BioTime; or a Related Company, or (iii) information disclosed to Employee, after the Termination Date without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from OncoCyte, BioTime or a Related Company, and who is not subject to an obligation to keep such information confidential for the benefit of OncoCyte, BioTime, a Related Company, or any third party with whom OncoCyte, BioTime, or a Related Company has a contractual relationship. Employee understands and agrees that all Confidential Information shall be kept confidential by Employee on and after the Termination Date notwithstanding that her employment by OncoCyte, BioTime, and the Related Companies has terminated, and Employee further agrees that Employee (i) will not, without the prior written approval by OncoCyte, BioTime, and the respective Related Companies disclose any Confidential Information, or use any Confidential Information in any way, and (ii) Employee shall return to OncoCyte, BioTime, or a Related Company all originals and copies of Confidential Information belonging to such companies.

(b)          Employee agrees to keep the terms of this Agreement strictly confidential and will not disclose such information, without the prior written permission of OncoCyte and BioTime, to anyone except Employee’s attorneys or tax advisors, if any, but only after informing those persons that they too must keep the information confidential, unless and until (i) OncoCyte or BioTime discloses the material terms of this Agreement in a report or registration statement filed with the Securities and Exchange Commission under the Securities Exchange Act 1934, as amended, or under the Act, or (ii) Employee is required by court order or other law to disclose the terms of this Agreement.

5.             Release. Employee, on behalf of herself and her heirs, executors, administrators, and assigns, releases and discharges OncoCyte, BioTime, each Related Company, and each of the former, current or future officers, directors, employees, agents, fiduciaries, shareholders, insurers, and benefit plans of OncoCyte, BioTime and each Related Company from any and all claims, liabilities, causes of action, damages, losses, demands or obligations (“Claims”) of every kind and nature, whether now known or unknown, suspected or unsuspected, which Employee ever had, now has, or hereafter may have by reason of any act, omission, transaction, practice, conduct, or matter of any kind whatsoever, relating to or based upon, in whole or in part, Employee’s employment or termination of employment with OncoCyte, BioTime or any Related Company, except for “Excluded Claims.” As used in this Agreement, “Excluded Claims” mean Employee’s right to receive from OncoCyte regular installments of her regular base salary through the Termination Date, any paid time off remaining unused or unpaid on the Termination Date, coverage by any OncoCyte employee benefit plans available for all OncoCyte employees generally through the Termination Date, and the bonus payment referenced in Section 1(b). This release and discharge includes, but is not limited to, all Claims arising under federal, state and local statutory or common law, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, Claims for wrongful discharge under any public policy or any policy of OncoCyte, BioTime or any Related Company, Claims for breach of fiduciary duty, and the laws of contract and tort, and any Claim for attorney’s fees. Employee promises never to file a lawsuit or assist in or commence any action asserting any Claims released hereunder. Not withstanding the above, Employee does not release OrthoCyte Corporation or its parent BioTime from claims related to employee’s rights as a shareholder of OrthoCyte Corporation.

6.             Known or Unknown Claims. Employee understands and expressly agrees that the provisions of Sections 5 and 6 of this Agreement extend to all Claims of every nature and kind, known or unknown, suspected or unsuspected, past, present, or future, other than Excluded Claims, arising from or attributable to any conduct of OncoCyte, BioTime, any Related Company, and any of their respective officers, directors, employees, agents, fiduciaries, shareholders, insurers, and benefit plans, whether or not Employee knows or believes she may have any Claims. Employee hereby WAIVES any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous state law or federal law or regulations. Section 1542 of the California Civil Code reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

7.             No Disparagement. Employee agrees not to disparage OncoCyte, BioTime or any Related Company or any of their respective officers, employees, agents or representatives, and will not knowingly say or do anything that would have an adverse impact on OncoCyte, BioTime, or any Related Company. .

8.             Dispute. It is the intention of Employee, OncoCyte, BioTime, and the Related Companies that the Federal Arbitration Act and the California Arbitration Act shall apply with respect to the arbitration of disputes, claims, and controversies pursuant to, arising under, or in connection with this Agreement. Should a dispute arise concerning this Agreement or its performance, such dispute shall be resolved, at the election of the party seeking to enforce the Agreement, either by court action, or by binding arbitration administered by JAMS under its applicable dispute resolution rules. If arbitration is initiated, the arbitration shall be held in San Francisco or Oakland, California. The Company or BioTime shall pay the arbitrator’s fees and costs. Employee shall pay for Employee’s own costs and attorneys' fees, if any and the Company and BioTime shall pay for their own costs and attorneys' fees, if any, subject to the right of the prevailing party to recover its reasonable attorneys’ fees and costs as provided in Section 10.

EMPLOYEE UNDERSTANDS AND AGREES THAT THIS AGREEMENT TO ARBITRATE CONSTITUTES A WAIVER OF EMPLOYEE’S RIGHT TO A TRIAL BY JURY OF ANY MATTERS COVERED BY THIS AGREEMENT TO ARBITRATE

9.             Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

10.           Attorneys’ Fees. Should any action be brought by any party to this Agreement to enforce any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys’ fees and costs and expenses of litigation or arbitration.

11.           The terms of this agreement apply individually to Employee and do not affect the individual and separable rights of the Employee’s spouse.

12.           Integration. This Agreement constitutes an integration of the entire understanding and agreement of the parties with respect to the matters referred to in this Agreement. Any representation, warranty, promise or condition, whether written or oral, between the parties with respect to the matters referred to in this Agreement which is not specifically incorporated in this Agreement shall not be binding upon any of the parties hereto and the parties acknowledge that they have not relied, in entering into this Agreement, upon any representations, warranties, promises or conditions not specifically set forth in this Agreement. No prior or contemporaneous oral or written understanding, covenant, or agreement between the parties, with respect to the matters referred to in this Agreement, shall survive the execution of this Agreement. This Agreement may be modified only by a written agreement executed by both parties hereto.

13.           Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, Employee and OncoCyte, BioTime, each Related Company, and their respective heirs, executors, successor and assigns. The provisions of Sections 5, 6, and 7 shall also inure to the benefit of each of the former, current and future officers, directors, employees, agents, fiduciaries, shareholders, insurers, and benefit plans of OncoCyte, BioTime, and each Related Company and their respective heirs, executors, successors, and assigns.

14.           Construction. The language of this Agreement shall be construed as to its fair meaning and not strictly for or against either party.

15.           Counterparts. This Agreement may be executed in counterparts and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original and all counterparts taken together shall constitute one and the same Agreement, which shall be binding and effective as to all parties.

16.           Headings. Headings in this Agreement are for convenience of reference only and are not a part of the substance hereof.

17.           Severability. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect, except that, should Section 5 or Section 6 be held invalid, void or unenforceable, either jointly or separately, as a result of any action by Employee, the Company shall be entitled to rescind the Agreement.

18.           Effective Date of Agreement

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT IN WHICH EMPLOYEE WAIVES IMPORTANT RIGHTS, INCLUDING THOSE UNDER THE AGE DISCRIMINATION AND EMPLOYMENT ACT OF 1967. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO WILLIAM ANNETT, CHIEF EXECUTIVE OFFICER, ONCOCYTE CORPORATION, AND TO ADITYA MOHANTY, CO-CHIEF EXECUTIVE OFFICER, BIOTIME, INC., 1010 ATLANTIC AVENUE, SUITE 102, ALAMEDA, CA 94501 AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF OUR EMPLOYMENT TERMINATION AND RELEASE AGREEMENT AND RELEASE OF ALL CLAIMS." THE REVOCATION MUST BE PERSONALLY DELIVERED TO WILLIAM ANNETTT, CHIEF EXECUTIVE OFFICER ONCOCYTE CORPORATION, AND TO ADITYA MOHANTY, CO-CHIEF EXECUTIVE OFFICER, BIOTIME, INC., 1010 ATLANTIC AVENUE, SUITE 102, ALAMEDA, CA 94501AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT.

PROVIDED THAT EMPLOYEE HAS NOT REVOKED THIS AGREEMENT, PURSUANT TO THE PRECEDING PARAGRAPH, THE EFFECTIVE DATE OF THIS AGREEMENT SHALL BE THE DAY AFTER THE EMPLOYEE HAS DELIVERED A SIGNED COPY OF THE AGREEMENT TO WILLIAM ANNETT, CHIEF EXECUTIVE OFFICER. ONCOCYTE CORPORATION, AND TO ADITYA MOHANTY, CO-CHIEF EXECUTIVE OFFICER, BIOTIME, INC., 1010 ATLANTIC AVENUE, SUITE 102, ALAMEDA, CA 94501.

IN WITNESS WHEREOF the parties have entered into this Agreement as of the date first above written.

/s/ Karen Chapman
Karen Chapman

Address:

BioTime, Inc.

By:	/s/ Editya P. Mohanty

Title:	Co-CEO

OncoCyte Corporation

By:	/s/ William Annett

Title:	CEO